PRICING SUPPLEMENT NO. 40                                   Rule 424 (b)(3)
DATED: Ocotber 1, 1997                                    File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE



Principal Amount: $20,500,000  Floating Rate Notes [_]   Book Entry Notes [x]

Original Issue Date: 10/03/97  Fixed Rate Notes [x]      Certificated Notes [_]

Maturity Date: 10/03/2000

Option to Extend Maturity:            No  [x]

                                      Yes [_]   Final Maturity Date:


                                              Optional              Optional
                        Redemption            Repayment             Repayment
Redeemable On           Price(s)              Date(s)               Price(s)
-------------           ----------            ---------             ---------

N/A                     N/A                   N/A                   N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  6.238%

Interest Payment Dates: *


Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                              Maximum Interest Rate:

[_]         Commercial Paper Rate                 Minimum Interest Rate:

[_]         Federal Funds Rate                    Interest Reset Date(s):

[_]         Treasury Rate                         Interest Reset Period:

[_]         LIBOR Reuters                         Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                            Interest Payment Period:

Index Maturity:

Spread (plus or minus):
----------------------------------


*   Each April 3 and October 3, commencing April 5, 1998

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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